                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       INTERMAGNETICS GENERAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 [LOGO Omitted]

                       INTERMAGNETICS GENERAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                                November 13, 2003


TO THE SHAREHOLDERS OF
INTERMAGNETICS GENERAL CORPORATION:

         Notice is hereby given that the annual meeting of shareholders of INTERMAGNETICS GENERAL CORPORATION (the "Company") will be held at NASDAQ MarketSite, 4 Times Square, New York, New York 10036 on November 13, 2003 at 10:30 a.m. local time, for the following purposes:

1. To elect three directors;
2. To approve an amendment to the 2000 Stock Option and Stock Award Plan; and
3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on September 22, 2003 are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof.

                                             By order of the Board of Directors,

                                             /s/ KATHERINE M. SHEEHAN
                                             --------------------------------
                                             KATHERINE M. SHEEHAN
                                             Corporate Secretary

Latham, New York
September 22, 2003


               REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE
             MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                       INTERMAGNETICS GENERAL CORPORATION

                             450 Old Niskayuna Road
                                  P.O. Box 461
                             Latham, New York 12110


                                 PROXY STATEMENT

                       2003 Annual Meeting of Shareholders


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermagnetics General Corporation (the "Company", "we", "our" or "us") for use at the 2003 annual meeting of shareholders, and at any adjournments thereof. The annual meeting is scheduled to be held at NASDAQ MarketSite, 4 Times Square, New York, New York on November 13, 2003 at 10:30 a.m. local time. This proxy statement and the accompanying proxy will be distributed to shareholders on or about September 30, 2003.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by our officers and directors and a small number of regular employees who will not be specially compensated for such services. We will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         Our annual report on Form 10-K (excluding exhibits) for the fiscal year ended May 25, 2003, was mailed with this proxy statement but does not constitute a part of this proxy statement.

         On February 7, 2000, we appointed PricewaterhouseCoopers LLP as our independent accountants. The Audit Committee has appointed PricewaterhouseCoopers to continue to serve as our independent accountants during the current fiscal year. We have asked that a representative of PricewaterhouseCoopers attend the 2003 annual meeting of shareholders. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate shareholder questions.

                              VOTING AT THE MEETING

         Common Stock holders of record at the close of business on September 22, 2003 are entitled to vote at the meeting. As of September 6, 2003, there were 16,707,264 shares of Common Stock outstanding.

         The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The attendance in person or by proxy of shareholders holding one-third of all votes entitled to be cast will constitute a quorum.

         Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. You may use the enclosed proxy to authorize the voting of your shares at the meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with each shareholder's directions. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Three (3) directors will be elected through cumulative voting by a plurality of the votes cast. Accordingly, you may multiply the number of shares held by you as of September 22, 2003 by three (3) and cast all votes for a single director or distribute your votes among the three (3) directors standing for election. On all other matters to be voted upon by the shareholders, each share outstanding on September 22, 2003 entitles its holder of record on that date to one (1) vote.

         Under rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Please specify your choice(s) by marking the appropriate boxes on the enclosed proxy card. If you submit a proxy with no choice specified, the shares will be voted as recommended by the Board of Directors. Brokerage firms that are members of the New York Stock Exchange or the American Stock Exchange and hold shares in street name for customers have the authority under the exchange rules to vote in their discretion on behalf of their clients on matters which the exchanges determine to be routine, provided their clients have not furnished voting instructions within ten (10) days of the shareholders' meeting.

         Execution of the accompanying proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy by giving written or oral notice of revocation to our Corporate Secretary, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

                                  Special Note
         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of your broker or bank, you must secure a legal proxy from your broker or bank assigning voting rights to you for your shares.

                                   PROPOSAL 1
                                   ----------
                              ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation classifies the Board of Directors into two (2) classes having staggered terms of two (2) years each. The Board of Directors fixes the number of directors that will serve on the Board through a majority vote of the then existing directors. The Board currently consists of seven (7) members.

         The Board has nominated the following individuals to serve as directors for a two-year term ending in 2005: Michael E. Hoffman, Thomas L. Kempner and Sheldon Weinig. Dr. Weinig and Messrs. Hoffman and Kempner currently serve as directors of the Company.

         The nominees have consented to be named and to serve if elected. Unless otherwise indicated on the proxy card, proxies received will be voted for the election of the nominees. The Board believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shareholders may vote cumulatively for any or all of the nominees or their substitutes. It is the Company's intention to have the proxy holders exercise cumulative voting rights to elect the maximum number of the nominees or their substitutes. Your Board of Directors unanimously recommends a vote FOR each nominee.

Requirements for Advance Notification of Nominations

         Under the Company's Restated Certificate of Incorporation (Article SIXTH), a director may not be elected unless the name of the nominee, the nominee's consent, and information concerning the nominee's present and prior occupations and transactions with the Company or its subsidiaries are filed with our Corporate Secretary no later than the time fixed in the by-laws.

         Section 2.03(b) of our by-laws provides that any shareholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the nomination is received by the Company's Corporate Secretary not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The notice must contain, or be accompanied by, the following:

         (a) the name and address of the shareholder who intends to make the nomination;

         (b) a representation that the shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the Company's Board of Directors;

         (d) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

         (e) the consent of each nominee to serve as director of the Company if so elected.

         Pursuant to the above requirements, our Corporate Secretary must receive appropriate notices for nominations of directors for consideration at the 2003 annual meeting no later than October 29, 2003.

Information Regarding Nominees for Election as Directors and Regarding Continuing Directors


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2005

                                       Principal Occupations During
                                       the Past Five Years and                               Year First
Name of Director              Age      Certain Directorships                               Became Director
----------------              ---      ----------------------------                        ----------------
Michael E. Hoffman            44       Friedman, Billings, Ramsey & Co., Managing Director,     2001
                                       Deputy Director of Research; Credit Suisse First
                                       Boston, Global Head of Value Based
                                       Research Group from 1999-2001 and
                                       Director, Business and Environmental
                                       Services from 1993-1999.

Thomas L. Kempner             76       Chairman and CEO Loeb Partners Corporation;              1988
                                       Director of Alcide Corporation, CCC Information
                                       Services Group, Inc., Dyax Corp., FuelCell Energy,
                                       Inc., IGENE Biotechnology, Inc., Insight
                                       Communications Company, Inc., Northwest Airlines,
                                       Inc. (Emeritus).

Sheldon Weinig                75       Adjunct Professor at Columbia University and State       1993
                                       University of New York at Stony Brook, NY;
                                       Director of Insituform Technology Inc.




               CONTINUING DIRECTORS SERVING TERMS EXPIRING IN 2004


                                       Principal Occupations During
                                       the Past Five Years and                               Year First
Name of Director              Age      Certain Directorships                                Became Director
----------------              ---      ----------------------------                        ----------------
John M. Albertine             59       Chairman and CEO of Albertine Enterprises, Inc.          1996
                                       (an economic forecasting and public policy firm)
                                       and Chairman of Albertine Industries (a merchant
                                       banking firm), since 1990; Trustee - Virginia
                                       Retirement System; Director of Semco Energy Inc.
                                       and Kadant Inc. (formerly, Thermo Fibertek, Inc.).

Glenn H. Epstein              45       Chairman and Chief Executive Officer of the              1998
                                       Company; prior to joining Intermagnetics as
                                       President in 1997, Mr. Epstein worked for Oxford
                                       Instruments Group, plc as President of Nuclear
                                       Measurements Group, Inc. (a wholly-owned
                                       subsidiary of Oxford Instruments, plc).

Larry G. Garberding           64       Executive Vice President, CFO and Director of DTE        2002
                                       Energy Company (1990 - 2001); Director of Plug
                                       Power, Inc. and Intermap Technologies Corporation.

James S. Hyde                 71       Professor of Biophysics at the Medical College of        1997
                                       Wisconsin since 1975.


General Information Concerning the Board of Directors and its Committees

         The Board of Directors met on seven (7) occasions in the fiscal year ended May 25, 2003. Our by-laws provide that the Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of three (3) or more directors. The Board of Directors annually elects from its members the Governance, Compensation, Audit, Nominating and Executive Committees. During the last fiscal year, each director attended at least 76% of the aggregate of the meetings of the Board of Directors and the committee or committees on which he served.

         Governance Committee. The Governance Committee is presently composed of Messrs. Garberding, Hoffman, Hyde, Kempner, Weinig and Albertine (Committee Chairman), all of whom are outside directors. The role of the Governance Committee is to ensure that the Company's Board of Directors, its Certificate of Incorporation and its Bylaws are structured in a way that best serves the corporation and its shareholders. The Committee also evaluates board performance and management succession planning. In addition, the committee reviews changes in legislation, regulations and other developments impacting corporate governance and makes recommendations to the full Board with respect to these matters. This Committee met six (6) times during fiscal year 2003.

         Compensation Committee. The Compensation Committee is presently composed of Messrs. Garberding, Kempner and Hoffman (Committee Chairman), all of whom are independent as defined in the applicable rules of the Nasdaq National Market. The Compensation Committee reviews and approves the recommendations of the Company's Chief Executive Officer as to the appropriate level of compensation for the Company's principal executive officers and certain other key personnel and recommends to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee also oversees the Company's Incentive Bonus Program and recommends grants under the Company's Stock Option and Stock Award Plan. (See "Executive Compensation.") This Committee met five
(5) times during fiscal year 2003.

         Audit Committee. The Audit Committee is presently composed of Messrs. Hoffman, Hyde, Kempner, Weinig and Garberding (Committee Chairman), all of whom are independent as defined in the applicable rules of the Nasdaq National Market. Mr. Garberding is a financial expert and is independent as those terms are defined in Item 401 of Regulation S-K promulgated under the Exchange Act. This Committee meets with the Company's independent accountants to review the scope of auditing procedures and the Company's accounting procedures and internal controls, and considers any non-audit functions to be performed by our independent auditors. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met seven (7) times during fiscal year 2003.

         Nominating Committee. The Nominating Committee is presently composed of Messrs. Garberding, Hyde and Weinig (Committee Chairman), all of whom are independent as defined in the applicable rules of the Nasdaq National Market. This Committee, in addition to the entire Board of Directors, considers candidates for director of the Company. The Nominating Committee also considers nominees recommended by shareholders. Shareholders desiring to submit the name of, and any pertinent data with respect to, a nominee should send this information in writing to the Chairman of the Nominating Committee, in care of the Company's Corporate Secretary. The Nominating Committee met two (2) times during fiscal year 2003.

         Executive Committee. The Executive Committee is presently composed of Messrs. Albertine, Hoffman, Kempner and Epstein (Committee Chairman). This Committee meets at the direction of the Board to act on special matters in accordance with the Bylaws of the Company. The Executive Committee met once during fiscal year 2003.

Director Remuneration

         On April 9, 2003 the Board of Directors adopted a new compensation plan for non-employee Directors (the "Compensation Plan"). The Board developed the Compensation Plan with the assistance of a compensation consulting firm. Based on this consultation and market data obtained by the Board, it concluded that in order to attract and retain qualified Directors, the Board should seek to compensate its non-employee Directors at a target level in the range of the 75th percentile of publicly traded companies with $500,000,000 to $1,000,000,000 in annual revenue. This target reflects the Company's growth strategy and its desire to attract directors qualified to serve on boards of companies of this size. A copy of the Compensation Plan was filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K. Under the Compensation Plan, which has a five (5) year term, the non-employee Directors receive the following compensation:

         Annual Retainer            $30,000
         Board Meeting Fee          $ 2,500
         Committee Meeting Fee      $ 1,500
         Annual Equity Grant          3,500 shares based on $16.00 stock price
         Special Equity Award       $25,000

         The Annual Retainer is paid quarterly. Committee Meeting fees are paid for meetings at which formal committee action is taken, and which is held on a date other than the date of a regular or special meeting of the full Board or the day immediately preceding such full Board meeting. The Chairmen of the Audit and Compensation Committees receive an additional annual fee of $2,500. The Chairmen of the Nominating and Governance Committees receive an additional annual fee of $1,500. The Board may change the number of shares received for the Annual Equity Grant based on fluctuations in the Company's stock price. The Annual Equity Grant is intended to provide approximately $60,000 in Company common stock annually. At the time the Compensation Plan was adopted, the number of shares to be granted was based on a $16.00 per share stock price. The Annual Equity Grant will be reviewed by the Board each year prior to the grant if the Company's stock price is more than ten percent (10%) above or below $16.00. The Special Equity Award of $25,000 is delivered as restricted common stock of the Company. These Awards are automatically granted on the last business day in the month of January following the Annual Meeting. The number of shares to be granted is determined by dividing $25,000 by the closing price of the Company's common stock as reported on the Nasdaq National Market on the last trading day preceding the grant date. Each Special Equity Award vests over five (5) years with 10% vesting on each of the first four (4) Annual Meeting dates following the date of grant and the remainder vesting on the fifth Annual Meeting date following the date of the grant. Each outstanding Special Equity Award will become fully vested if the director ceases to be a director as a result of the director's death or permanent disability, or if a Change in Control (as defined in the Company's 2000 Stock Option and Stock Award Plan) of the Company occurs while the director is serving as a member of the Board.

         Each Director may elect to be paid some or all of his cash compensation in the form of common stock of the Company for the following Annual Period. The cash to stock conversion will be made on the day the cash payment would otherwise be due, based on the closing price of the Company's common stock as reported on the Nasdaq National Market on the last trading day preceding the day the cash payment would otherwise be due. If a director is first elected to the Board at a meeting other than an Annual Meeting, he or she must make the election to convert cash compensation to stock before his or her election to the Board.

         The Compensation Plan year commences on the day after the Company's Annual Shareholders meeting and ends on the date of the following Annual Shareholders meeting. However, for the first Compensation Plan year, the compensation period commenced on January 1, 2003 and ends on November 13, 2003. For the first Compensation Plan year, Directors received an Annual Equity Grant of 3,208 shares and a special Equity Award of 1,316 shares. In fiscal year 2003, each non-employee Director earned the following cash compensation under the 2003
Plan: John M. Albertine ($18,125), Larry G. Garberding ($20,458), James S. Hyde ($17,500), Michael E. Hoffman ($20,458), Thomas L. Kempner ($19,000) and Sheldon Weinig ($18,125). Prior to adopting this Plan, directors were compensated on a calendar year basis. For calendar year 2002, each director received 2,626 shares of Company common stock and a non-qualified stock option to purchase 2,349 shares of common stock on the first business day of each calendar quarter.

         In addition, in fiscal year 2003 each Director received a non-qualified stock option grant for 40,000 shares of SuperPower Stock under the SuperPower 2002 Equity Compensation Plan (the "SuperPower Plan"). SuperPower, Inc. is a wholly-owned subsidiary of Intermagnetics. The options become exercisable in five (5) equal annual installments beginning on April 12, 2004. The SuperPower Plan has a term of ten (10) years and will terminate at the expiration of that period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by persons to our knowledge who own 5% or more of our Common Stock. This information has been provided by each of the directors and executive officers as of September 6, 2003. This information includes shares subject to stock options and similar rights held by each individual or group to the extent such rights are exercisable within sixty (60) days of the date as to which information is provided.

                                                          Number of Shares        Percentage of
Beneficial Owner                                        Beneficially Owned(1)        Class(2)
----------------                                        ---------------------     -------------
Lord, Abbett & Co., 90 Hudson St., Jersey City,            1,252,129                   7%
NJ 07302(3)
Barclays Global Investors Intl, 45 Fremont St., San        1,081,497                   6%
Francisco, CA 94105(3)
Glenn H. Epstein(4)                                          353,494                   2%
James S. Hyde(5)                                             137,176                   1%
Thomas L. Kempner(6)                                          82,695                    *
Leo Blecher(7)                                                80,092                    *
Sheldon Weinig(8)                                             53,125                    *
Philip J. Pellegrino(9)                                       42,196                    *
Michael K. Burke (10)                                         38,528                    *
David E. Thielman(11)                                         31,487                    *
John M. Albertine(12)                                         21,541                    *
Michael E. Hoffman (13)                                        7,466                    *
Larry G. Garberding(14)                                        7,400                    *

All executive officers and directors as a group
(13 persons) (15)                                            923,180                   5%


(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of September 6, 2002, which was 16,707,264, and all shares issuable to such individual or group upon the exercise of outstanding stock options or similar rights to the extent such rights are exercisable within sixty (60) days of such date.

(3) Based on information provided on Form 13F filed by the holder on June 30, 2003.

(4)      Includes presently exercisable options to purchase 233,612 shares.

(5)      Includes presently exercisable options to purchase 23,490 shares.

(6) Mr. Kempner disclaims beneficial ownership as to 18,120 of such shares. Also includes presently exercisable options to purchase 30,537 shares.

(7)      Includes presently exercisable options to purchase 8,080 shares.

(8)      Includes presently exercisable options to purchase 30,537 shares.

(9) Includes presently exercisable options to purchase 10,000 shares and 500 shares of restricted stock.

(10)     Includes presently exercisable options to purchase 3,955 shares.

(11)     Includes presently exercisable options to purchase 3,753 shares.

(12)     Includes presently exercisable options to purchase 10,179 shares.

(13)     Includes presently exercisable options to purchase 3,132 shares.

(14)     Includes presently exercisable options to purchase 1,566 shares.

(15) Includes presently exercisable options to purchase 379,699 shares, and includes certain shares as to which beneficial ownership is disclaimed.

                                  PROPOSAL TWO
                                  ------------
        APPROVAL OF AMENDMENTS TO THE INTERMAGNETICS GENERAL CORPORATION
                     2000 STOCK OPTION AND STOCK AWARD PLAN

Proposed Amendment

         On November 13, 2000, our shareholders approved the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan (the "2000 Plan"). Initially, 700,000 shares of our Common Stock were reserved for issuance under the 2000 Plan. The 2000 Plan provides our employees, consultants and non-employee directors with the opportunity to receive grants of stock options and stock awards.

         The 2000 Plan replaced the Company's 1990 Stock Option Plan, which expired on December 14, 2000. Approximately 528,000 shares remain outstanding under the 1990 Plan, but no new options may be granted.

         At our 2002 Annual Meeting, shareholders approved and ratified an amendment to Section 3 of the 2000 Plan increasing the number of shares of Common Stock of the Company available for issuance under the 2000 Plan by 820,000 shares.

         During fiscal year 2003, the Board determined that it was in the best interest of our shareholders to provide senior management with performance-based equity grants, as permitted under the 2000 Plan. Historically, the Board issued annual stock option grants that vested over time. Under the program developed in fiscal 2003, certain members of senior management received restricted stock unit awards that vest only if established performance targets are met. The program is weighted toward achieving 15% compound growth in pre-tax earnings by the end of fiscal year 2007, although some units will vest if growth targets are met in fiscal years 2005 and 2006. If performance targets are not met by the end of fiscal year 2007, the grant terminates and no vesting will occur. A total of 678,000 restricted stock award units are outstanding under the 2000 Plan. The Board does not anticipate granting additional equity (either options or restricted stock) to those participating in the performance-based program until the program terminates in our fiscal year 2007. The Board does anticipate granting additional restricted stock unit awards to newly hired executives, and also anticipates continuing to grant traditional stock options to key employees who do not participate in the restricted stock unit program. Accordingly we are asking shareholders to approve and ratify the amended and restated 2000 Plan which increases by 500,000 the number of shares of Common Stock of the Company available for issuance under the 2000 Plan.

         The Board of Directors has approved this amendment. We believe this amendment is critical for the Company to attract qualified executives, and to attract and retain qualified managers and key technical personnel.

Vote Required for Approval

         The vote of a majority of the shares of the Common Stock represented at the annual meeting and entitled to vote, in person or by proxy, is required to approve the amendment to the 2000 Plan. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as votes for or against approval.

Description of the 2000 Plan

         The following description of the 2000 Plan is qualified in its entirety by reference to the 2000 Plan document, attached as Exhibit 1 to this Proxy Statement.

         The 2000 Plan has a ten (10) year term. The number of shares of Common Stock authorized for issuance under the 2000 Plan is currently 1,534,000 shares. Shares subject to options granted under the 2000 Plan that expire or are canceled, surrendered or terminated for any reason are available for new grants under the 2000 Plan. The 2000 Plan limits the aggregate number of shares for which options or stock awards may be granted to any person during any calendar year to 500,000 shares. The Compensation Committee may adjust these limits, as well as the number of shares covered by outstanding grants, and the price per share of outstanding grants if there is any change in the number or class of our shares because of a stock dividend, stock split, merger, reclassification, or other similar changes in our stock.

         Employees and consultants of the Company and our subsidiaries, including employees who are officers or members of our Board, and our non-employee directors are eligible to receive grants under the 2000 Plan. There are approximately five hundred employees (including seven (7) executive officers) and six (6) non-employee directors eligible to receive grants under the Plan.

         The 2000 Plan provides for automatic option grants to our non-employee directors, unless the Board determines otherwise. In fiscal year 2003, the Board suspended these grants when it adopted its 2003 Director Compensation Plan (the "Compensation Plan"). Under the Compensation Plan, each non-employee director receives an Annual Equity Grant of 3,500 shares and a Special Equity Award of $25,000 of restricted stock that vests over five (5) years. These grants are more fully described under "Director Remuneration", which begins on page 8 of this Proxy Statement. All shares granted under the Compensation Plan are issued out of the 2000 Plan, subject to the availability of shares in the 2000 Plan.

         The Compensation Committee administers the 2000 Plan. The 2000 Plan gives the Compensation Committee the authority to interpret the 2000 Plan, to prescribe, amend and rescind rules and regulations relating to the 2000 Plan, to determine the terms and provisions of grant instruments under the 2000 Plan and to make all other determinations necessary or advisable for the administration of the 2000 Plan. The 2000 Plan confers discretion on the Compensation Committee to select employees and consultants to receive options and to determine whether non-employee directors will receive grants instead of or in addition to the automatic grants.

         The 2000 Plan permits grants of incentive stock options, nonqualified stock options and stock awards. Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees, consultants and non-employee directors. The Compensation Committee will determine the exercise price underlying each option. The exercise price for nonqualified stock options may not be less than 85% of the fair market value of our shares on the date of grant. The exercise price for incentive stock options may not be less than 100% of the fair market value of our shares on the date of grant and the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of our shares on the date of grant.

         Options will become exercisable according to the number of installments and the installment dates determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option, up to a maximum ten-year term. The term of an incentive stock option granted to an employee who owns more than 10% of our stock may not exceed five
(5) years from the date of grant. Options may be exercised while the grantee is an employee, consultant or non-employee director or within a specified period after the grantee's termination of employment or service.

         Grantees may pay the exercise price of an option (i) in cash, (ii) if permitted in the grant instrument, by surrender of mature shares of our stock owned by the grantee, or (iii) by payment through a broker pursuant to procedures permitted by Regulation T of the Federal Reserve Board and
Section 402 of the Sarbanes-Oxley Act of 2002.

         The Compensation Committee may issue shares of our stock as stock awards to employees, consultants and non-employee directors, subject to restrictions or no restrictions. Unless the Compensation Committee determines otherwise, during the restriction period, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on the shares. Unless the Compensation Committee determines otherwise, if a grantee's employment or service terminates during the restriction period or if any other conditions are not met, the stock awards will terminate as to all shares on which restrictions are still applicable, and the shares must be immediately returned to us. Stock awards may also be granted as restricted stock units. To date, 693,896 restricted stock units or shares of restricted stock have been granted to executives subject to restrictions. The Compensation Committee determined that during the restriction period for all such grants, grantees will not have the right to vote the shares or receive dividends paid on the shares subject to the restrictions.

         The Compensation Committee may determine that stock awards granted to an employee will be considered performance-based compensation (see "Tax Deductibility under Section 162(m)" below). If an employee is granted a stock award that is intended to be performance-based compensation, the grant or vesting of the stock award will be contingent on our achieving performance goals designated by the Compensation Committee.

         The Compensation Committee will establish the performance goals, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions the Compensation Committee deems appropriate. The performance goals will be established in writing at the beginning of the performance period and will be based on one or more of the following objective criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         The performance goals may relate to the grantee's business unit or the performance of Intermagnetics and our subsidiaries as a whole, or any combination. If the performance goals for a performance period are not met, the grants subject to the performance goals will not be made or will be forfeited. The Compensation Committee may provide for the accelerated vesting or grant of stock awards in the event of death, disability, or other circumstances.

         All options and restricted stock awards granted under the 2000 Plan become fully exercisable upon a "change in control." The 2000 Plan defines change in control to mean the occurrence of any of the following: (i) any person is or becomes a beneficial owner, directly or indirectly, of securities representing 30% or more of the voting power of our then outstanding securities;
(ii) during any period of two (2) consecutive calendar years, there is a change of 25% or more in the composition of our Board in office at the beginning of the period, except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iii) our shareholders approve a merger or consolidation with another corporation (other than a merger with a subsidiary or a merger in which we survive and our outstanding voting stock is not converted or our shareholders have substantially the same proportionate interest in the voting stock of the surviving corporation or its parent as they did immediately prior to the merger), a disposition of substantially all of our assets, or a liquidation or dissolution. As long as a change in control within the meaning of clause (ii) has not occurred, the Board may determine, by a two-thirds vote of the continuing directors, that an event described in items (i) or (iii) shall not constitute a change in control.

         Grants under the 2000 Plan may not be transferred except upon the grantee's death, or, in the case of a nonqualified stock option, to a grantee's family members or to a trust that benefits the grantee's family members.

         The Board may amend or terminate the 2000 Plan at any time. However, the Board may not make any amendment without shareholder approval if approval is required under the applicable provisions of the Internal Revenue Code or other applicable laws or regulations. If stock awards are designated as performance-based compensation, the shareholders must re-approve the 2000 Plan not later than the first shareholders meeting following the fourth anniversary of the shareholders' approval of the 2000 Plan. The 2000 Plan will terminate on July 26, 2010, unless the Board terminates the 2000 Plan earlier.

Federal Income Tax Consequences

         The current federal income tax consequences of grants under the 2000 Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of the options and stock awards under the 2000 Plan.

         Incentive Stock Options. An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of the grant or upon the exercise of the options. However, the difference between the value of our stock at the date of exercise and the exercise price will be an item of tax preference that may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two (2) years from the date of grant and one (1) year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two (2) years from the date of grant or within one
(1) year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

         Nonqualified Stock Options. An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

         Stock Awards. If a grantee receives an unrestricted stock award, the grantee will recognize compensation income upon the grant of the stock award. If a grantee receives a restricted stock award, the grantee normally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. If stock awards are granted as restricted stock units, the grantee will recognize compensation income when the stock units convert into Intermagnetics' stock. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary compensation income in the year a restricted stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes compensation income with respect to the stock award. Any gain or loss recognized by the grantee upon the subsequent disposition of the shares will be capital gain or loss.

         Tax Deductibility Under Section 162(m). Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2000 Plan is intended to permit stock options granted under the Plan, and stock awards that are designated as performance based compensation, to qualify as performance-based compensation and be exempt from the $1,000,000 deduction limit.

         Withholding. We have the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to grants to employees under the 2000 Plan, or we may require that the grantee make other provisions to satisfy our withholding obligation. An employee grantee may elect to have withheld from the shares issuable with respect to an option or stock award, shares with a value equal to the minimum required withholding amount, or may elect to tender previously owned shares with a value equal to the required tax withholding amount.

Accounting Consequences

         With respect to accounting considerations, there is a charge to earnings in connection with the grant of an option to a consultant. Generally, there is no charge to earnings in connection with the grant of an option to an employee or a non-employee director if the exercise price of the option is at least equal to the fair market value of the shares at the date of the grant and other requirements are met. If, however, the exercise price of the option is less than the fair market value of the shares on the date of grant or if the grant is variable, there will be a charge to earnings as the option becomes exercisable. Generally, the acceleration of option vesting, grants of stock awards and performance-based stock compensation will result in charges to earnings. The Company reviews its accounting treatment of options regularly and will comply with any changes that may be required by law or U.S. generally accepted accounting principles.

         The calculation of fully diluted earnings per share will be affected by options granted under the 2000 Plan as a result of the increase in the number of outstanding shares of our stock. This calculation reflects the potential dilutive effect, using the treasury stock method, of outstanding stock options even though the stock options have not yet been exercised. In the current year, restricted stock unit awards granted are not considered dilutive as the performance criteria have not been met. The Company will record expenses for the restricted stock units when management determines it will be probable that the performance targets will be met. At that time, the expense will be recorded and treated as variable through the date that the restrictions lapse.

Grants Under the Plan

         Since the 2000 Plan was adopted by the Company, the following persons and groups have received the following grants under the 2000 Plan: Glenn H. Epstein (Chairman and Chief Executive Officer; 75,500 options and 280,000 performance-based restricted stock units); Michael K. Burke (Executive Vice President and Chief Financial Officer; 75,000 options, 70,000 performance-based restricted stock units and 4,000 shares of restricted stock); Leo Blecher (Sector President, MRI Segment; 30,200 options and 70,000 performance-based restricted stock units); Philip J. Pellegrino (Sector President, Energy Technology Segment; 25,000 options, 25,000 performance-based restricted stock units and 1,000 shares of restricted stock); David Thielman (Vice President and General Manager, IGC-Polycold Systems Inc.; 25,000 options and 55,000 performance-based restricted stock units); all outside directors as a group (89,262 options; 7,896 restricted stock award and 19,248 shares as an Equity Grant); Michael E. Hoffman (director nominee; 9,396 options; 1,316 restricted stock award and 3,208 shares as an Equity Award); Thomas L. Kempner (director nominee; 18,792 options, 1,316 restricted stock award and 3,208 shares as an Equity Award); Sheldon Weinig (director nominee; 18,792 options, 1,316 restricted stock award and 3,208 shares as an Equity Award); and all other employees as a group (363,136 options, 186,000 performance-based restricted stock units and 3,000 shares of restricted stock). No options have been granted to associates of any directors, executive officers or nominees, nor have any other persons received five (5%) percent of such options.

         As of September 19, 2003, the last reported price of our stock as reported on the Nasdaq National Market was $24.17. The information in the table below is as of May 26, 2003.

                      Equity Compensation Plan Information

----------------------------------------------------------------------------------------------------------------------
        Plan category           Number of securities to be    Weighted-average exercise      Number of securities
                                  issued upon exercise of       price of outstanding        remaining available for
                                   outstanding options,         options, warrants and        future issuance under
                                    warrants and rights                rights              equity compensation plans
                                                                                             (excluding securities
                                                                                           reflected in column (a))
----------------------------------------------------------------------------------------------------------------------
                                           (a)                          (b)                         (c)
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans              1,548,261                    $ 14.3614                     158,194
 approved by security holders
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans not             22,000                           _                            _
 approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Equity compensation granted under plans not approved by the shareholders consists of 22,000 restricted stock unit awards granted as an inducement to hire two senior management employees who the Board determined are in a position to contribute materially to the long-term success of the Corporation. These awards are subject to the same terms and conditions of the performance based restricted stock unit awards granted under the 2000 Plan as more fully described above.

Contingent Stock Option Grants

         No options have been granted under the 2000 Plan subject to shareholder approval of this proposal. Accordingly, future benefits to be received by our Chief Executive Officer, all current executive officers as a group and all employees who are not executive officers as a group are not determinable. Under the 2003 Director Compensation Plan, the Company's non-employee Directors are entitled to receive an annual Equity Grant of 3,500 shares and an annual Special Equity Award of $25,000 of restricted stock, which would not be granted if shares are not available under the 2000 Plan. In addition, the Compensation Committee would be unable to grant new options to executive officers, employees or consultants in excess of those shares presently available for grant (approximately 130,000) unless additional shares become available under the 2000 Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2000 STOCK OPTION AND STOCK AWARD PLAN.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the past three (3) years the annual and long-term compensation of those persons who were, on May 25, 2003, the Company's Chief Executive Officer and the other four (4) most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                     Annual Compensation                         Long Term Compensation
                        ----------------------------------------------------------------------------------------------------
                                                    Annual      Extraordinary                   Securities
                                                  Incentive       Incentive      Restricted     Underlying      All Other
                       Fiscal                       Bonus          Bonus        Stock Awards     Options       Compensation
Position                Year         Salary ($)     ($)(1)           ($)           ($)(2)          (#)              ($)
----------------------------------------------------------------------------------------------------------------------------
Glenn H. Epstein        2003       $  439,423     $ 362,040       $ 233,356(3)    $5,838,000(4)       *(5)    $   71,820(6)
President and           2002          410,171       422,000         526,831(3)             -       50,000         68,524(6)
Chief Executive         2001          350,000       245,000               -                -       25,500         62,099(6)
Officer


Michael K. Burke        2003       $  223,215     $  94,380       $  10,625(7)    $1,188,600(8)       *(9)    $  100,680(10)
Chief Financial         2002(11)       94,551        64,501               -          101,120(8)    75,000         17,172(10)
Officer and Executive   2001(11)            -             -               -                -            -             -
Vice President


Leo Blecher             2003       $  226,425    $   84,025       $  42,142(12)   $1,188,600(13)     *(14)    $   23,381(15)
Sector President,       2002          211,030       118,125         132,776(12)            -       20,000     $   20,519(15)
MRI Segment             2001          188,122        76,500               -                -       10,000         21,498(15)


Philip J. Pellegrino    2003       $  228,148    $   69,825               -       $  424,500(16)     *(17)    $   16,579(18)
Sector President,       2002(19)      130,152        30,625                           28,300(16)   25,000          1,362(18)
Energy Technology       2001(19)            -             -               -                -            -              -
Segment


David E. Thielman       2003       $  194,472    $   34,749               -       $  933,900(20)     *(21)    $  121,299(22)
Vice President and      2002(23)       87,308        14,427               -                -       25,000     $   19,039(22)
General Manager,        2001(23)            -             -               -                -            -              -
IGC-Polycold Inc.


(1) All bonuses were earned by the Executives as incentive compensation bonuses for fiscal years 2003, 2002 and 2001 performance, respectively, and paid in fiscal years 2004, 2003 and 2002, respectively.

(2) Fiscal year 2003 Restricted Stock Unit Grants are based on achievement of performance goals. While the program targets growth at the end of fiscal year 2007 certain units may vest in fiscal years 2005 and 2006 if performance targets are achieved. Vesting is tied to compound growth in pre-tax earnings over the performance period, which ends on May 27, 2007. If the minimum performance target of 8% compound growth is not met, no units vest and the grant will terminate.

(3) For fiscal year 2003, consists of payment of $233,356 from Mr. Epstein's bonus bank earned in fiscal years 2002 and 2001 respectively under the Company's Incentive Bonus Program. For fiscal year 2002 includes $150,000 and $220,000 paid in connection with the divestitures of IGC-Advanced Superconductors and IGC-APD Cryogenics Inc., respectively, and payment of $156,831 from Mr. Epstein's bonus bank earned in fiscal year 2001 under the Company's Incentive Bonus Program. Mr. Epstein's total remaining bank under the program is $306,776, payable over the next two (2) fiscal years subject to certain conditions.

 (4) Mr. Epstein received a performance-based Restricted Stock Unit Award with vesting tied to compound growth in pre-tax earnings over the performance period: 100,000 shares vest at 8% compound growth; 220,000 vest at 11% compound growth; 280,000 vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met.

(5) In fiscal year 2003, Mr. Epstein was granted a non-qualified stock option to purchase 240,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(6) Includes the Company's share of contributions on behalf of Mr. Epstein to the IGC Savings Plan (401(k)) in the amount of $10,586, $9,308 and $9,299 for fiscal years 2003, 2002, and 2001, respectively, and payments of $4,534, $3,216 and $3,800 by the Company for a life insurance policy for the benefit of Mr. Epstein in fiscal years 2003, 2002 and 2001, respectively. Also includes $56,700, $56,000 and $49,000 paid to Mr. Epstein in fiscal years 2003, 2002 and 2001, respectively, for which the intent is to compensate for caps imposed by U.S. Government tax regulations on the Company's qualified retirement and savings programs and which is paid in lieu of inclusion in any other of the Company's non-qualified retirement programs.

(7) Consists of a payment of $10,625 from Mr. Burke's bonus bank earned in fiscal year 2002 under the Incentive Bonus Program. Mr. Burke's total remaining bank under the program is $21,250, payable over the next two
         (2) fiscal years subject to certain conditions.

(8) Mr. Burke received a performance-based Restricted Stock Unit Award of 70,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 25,000 shares vest at 8% compound growth; 55,000 shares vest at 11% compound growth; 70,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. Upon his employment with the Company, Mr. Burke received a restricted stock grant of 4,000 shares that vests over three
         (3) years according to the following schedule: 500 shares on December 14, 2002; 1,500 shares on December 14, 2003; and 2,000 shares on December 14, 2004.

(9) In fiscal year 2003, Mr. Burke was granted a non-qualified stock option to purchase 80,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(10) Includes the Company's share of contributions on behalf of Mr. Burke to the IGC Savings Plan (401(k)) in the amount of $6,292 and payment of a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2003. Also includes relocation reimbursements of $86,388 and $17,172 paid in fiscal years 2003 and 2002 respectively.

(11) Mr. Burke joined the Company on December 14, 2001. Therefore, he received compensation from the Company for approximately five (5) months in fiscal year 2002, and no compensation from the Company in fiscal year 2001.

(12) For fiscal year 2003, consists of payments of $42,142 from Mr. Blecher's bonus bank earned in fiscal years 2002 and 2001 respectively under the Company's Incentive Bonus Program. In fiscal year 2002, includes extraordinary bonuses of $60,000 and $50,000 paid in connection with the divestitures of IGC-Advanced Superconductors and IGC-APD Cryogenics Inc., respectively, and payment of $22,776 from Mr. Blecher's bonus bank earned in fiscal year 2001 under the Company's Incentive Bonus Program. Mr. Blecher's total remaining bank under the program is $61,056, payable over the next two (2) fiscal years subject to certain conditions.

 (13) Mr. Blecher received a performance-based Restricted Stock Unit Award of 70,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 25,000 shares vest at 8% compound growth; 55,000 shares vest at 11% compound growth; 70,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met.

(14) In fiscal year 2003, Mr. Blecher was granted a non-qualified stock option to purchase 40,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(15) Includes the Company's share of contributions on behalf of Mr. Blecher to the IGC Savings Plan (401(k)) in the amounts of $10,524, $7,662, and $8,641 for fiscal years 2003, 2002 and 2001, respectively, payment of a supplemental frozen pension contribution of $4,857 and a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in each of fiscal years 2003, 2002 and 2001.

 (16) Mr. Pellegrino received a performance-based Restricted Stock Unit Award of 25,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 9,000 shares vest at 8% compound growth; 20,000 shares vest at 11% compound growth; 25,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. Upon his employment with the Company, Mr. Pellegrino received a restricted stock grant of 1,000 shares that vests over two
         (2) years according to the following schedule: 500 shares on October 18, 2003 and 500 shares on October 18, 2004.

(17) In fiscal year 2003, Mr. Pellegrino was granted a non-qualified stock option to purchase 400,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(18) Includes the Company's share of contributions on behalf of Mr. Pellegrino to the IGC Savings Plan (401(k)) of $8,579 and $1,362 for fiscal years 2003 and 2002, and payment of a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2003.

(19) Mr. Pellegrino joined the Company on October 18, 2001. Therefore, he received compensation from the Company for approximately seven (7) months in fiscal year 2002, and no compensation from the Company in fiscal year 2001. His salary in 2002 includes $2,000 per month in living expenses to which he is entitled under the terms of his employment agreement.

(20) Mr. Thielman received a performance-based Restricted Stock Unit Award of 55,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 20,000 shares vest at 8% compound growth; 43,000 shares vest at 11% compound growth; 55,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006 provided performance targets are met.

(21) In fiscal year 2003, Mr. Thielman was granted a non-qualified stock option to purchase 40,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(22) Includes the Company's share of contributions on behalf of Mr. Thielman to the IGC Savings Plan (401(k)) of $5,261 and payment of a supplemental retirement contribution of $8,000 to the IGC Deferred Compensation Plan in fiscal year 2003, and relocation reimbursements of $108,037 and $19,039 in fiscal years 2003 and 2002, respectively.

(23) Mr. Thielman joined the Company on December 10, 2001. Therefore, he received compensation from the Company for approximately five (5) months in fiscal year 2002, and no compensation from the Company in fiscal year 2001.

              Long-Term Incentive Plan - Awards In Last Fiscal Year

         The following table summarizes the Restricted Stock Unit Awards granted during the fiscal year ended May 25, 2003 to the persons named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 2000 Stock Option and Stock Award Plan.

                                                                       Estimated Future Payouts Under Non-Stock
                                                                                 Price-Based Plans
                                                                       ---------------------------------------
                                                      Performance or
                                  Number of Shares,    Other Period
                                   Units or Other    Until Maturities   Threshold       Target       Maximum
Name                                  Rights (#)       or Payout(1)     ($ or #)(2)   ($ or #)(3)  ($ or #)(4)
----                              ----------------   ----------------   -----------  ------------   ----------
Glenn H. Epstein(5)                    280,000          05/27/2007        100,000      220,000       280,000

Michael K. Burke(6)                     70,000          05/27/2007         25,000       55,000        70,000

Leo Blecher(7)                          70,000          05/27/2007         25,000       55,000        70,000

Philip J. Pellegrino(8)                 25,000          05/27/2007          9,000       20,000        25,000

David E. Thielman(9)                    55,000          05/27/2007         20,000       43,000        55,000


(1) While the program targets growth at the end of fiscal year 2007 certain units can vest in fiscal years 2005 and 2006 based on achieving performance targets. Vesting is tied to compound growth in pre-tax earnings over the performance period, which ends on May 27, 2007.

(2)      Compound growth in pre-tax earnings of 8%.

(3)      Compound growth in pre-tax earnings of 11%.

(4)      Compound growth in pre-tax earnings of 15%.

(5) Vesting of units for fiscal year 2005 at 8% compound growth is 15,000 shares; at 11% compound growth is 33,000 shares; at 15% compound growth is 42,000 shares. In fiscal year 2006 the vesting schedule is: 8% compound growth 20,000 shares; 11% compound growth 44,000 shares; at 15% compound growth 56,000 shares.

(6) Vesting of units for fiscal year 2005 at 8% compound growth is 3,750 shares; at 11% compound growth is 8,250 shares; at 15% compound growth is 10,500 shares. In fiscal year 2006 the vesting schedule is:
         8% compound growth 5,000 shares; 11% compound growth 11,000 shares; at 15% compound growth 14,000 shares.

(7) Vesting of units for in fiscal year 2005 at 8% compound growth is 3,750 shares; at 11% compound growth is 8,250 shares; at 15% compound growth is 10,500 shares. In fiscal year 2006 the vesting schedule is:
         8% compound growth 5,000 shares; 11% compound growth 11,000 shares; at 15% compound growth 14,000 shares.

(8) Vesting of units for fiscal year 2005 at 8% compound growth is 1,350 shares; at 11% compound growth is 3,000 shares; at 15% compound growth is 3,750 shares. In fiscal year 2006 the vesting schedule is:
         8% compound growth 1,800 shares; 11% compound growth 4,000 shares; at 15% compound growth 5,000 shares.

(9) Vesting of units for fiscal year 2005 at 8% compound growth is 1,350 shares; at 11% compound growth is 3,000 shares; at 15% compound growth is 3,750 shares. In fiscal year 2006 the vesting schedule is:
         8% compound growth 4,000 shares; 11% compound growth 8,600 shares; at 15% compound growth 11,000 shares.

               SUPERPOWER, INC. OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes stock options granted during the fiscal year ended May 25, 2003 to the persons named in the Summary Compensation Table. These options were granted under the SuperPower 2002 Equity Compensation Plan (the "SuperPower Plan"). SuperPower, Inc. is a wholly-owned subsidiary of Intermagnetics. There currently is no market for trading shares in SuperPower, Inc. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the SuperPower Plan.


                                  Individual Grants
                               -----------------------                              |
                                            Percentage                              |
                              Number of      of Total                               |
                               Shares         Options                               |
                             Underlying     Granted to      Exercise                |  Grant Date
                               Options     Employees in      Price      Expiration  |    Present
Name                           Granted      Fiscal 2003   (per share)      Date     |     Value
----                         ----------    ------------    ----------   -----------    -----------
Glenn H. Epstein(2)            240,000         20%          $ 1.00       4/30/2013     $  33,600

Leo Blecher(2)                  40,000          3%          $ 1.00       4/30/2013     $   5,600

Michael K. Burke(2)             80,000          7%          $ 1.00       4/30/2013     $  11,200

Philip J. Pellegrino(2)        400,000         33%          $ 1.00       4/30/2013     $  56,000

David E. Thielman(2)            40,000          3%          $ 1.00       4/30/2013     $   5,600


(1) Because the stock is not publicly traded the value of the stock has been determined by an independent consultant skilled in these types of valuations. As such, the Company has chosen to disclose the present value of these grants at grant date (September, 2002) instead of the potential realizable value. We believe this is a more accurate portrayal of the underlying value of an option in this security. To arrive at this value the Company used a present value calculation with the following assumptions: there is no expected volatility of the market price of this security; the risk-free interest rate for fiscal 2003 was 3.0%; the expected average term of the grants for fiscal 2003 was 5.0 years; there is no expected dividend yield for fiscal 2003.

(2) Options vest in five (5) equal installments beginning April 12, 2004.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table summarizes option exercises during the fiscal year ended May 25, 2003, and the value of vested and unvested options, for the persons named in the Summary Compensation Table at May 25, 2003.


                                                                               | Value of Unexercised
                                                |  Number of Unexercised       | In-the-Money Options at
                                                |  Options at May 25, 2003     | May 25, 2003(1)
                       Shares                   |                              |
                       Acquired        Value    |                              |
Name                   on Exercise   Realized   |  Exercisable   Unexercisable |  Exercisable       Unexercisable
---------------------------------------------------------------------------------------------------------------
Glenn H. Epstein          -             -            333,046        181,447       $2,644,208        $1,195,336

Michael K. Burke          -             -              3,955         71,045                -                 -

Leo Blecher               -             -             97,254         24,222         $590,328           $19,960

Philip J. Pellegrino      -             -              5,000         20,000                -                 -

David E. Thielman         -             -              3,753         21,247                -                 -


(1) Based on the closing price of the Common Stock as reported on Nasdaq on May 23, 2003 ($15.98), net of the option exercise price.


                                  BENEFIT PLANS

         Pension Plan. In fiscal 1999 the Company froze all pension benefits under its qualified, defined benefit pension plan (the "Pension Plan") as of December 31, 1998 (with the exception of approximately fifty (50) bargaining unit members at a former subsidiary, IGC-APD Cryogenics Inc.). Therefore, no additional benefits were accrued after that date. Prior to freezing the Pension Plan, all employees 21 years of age and older who had completed one (1) year of credited service participated in the Pension Plan. Participating employees received certain defined benefits under the Pension Plan upon their normal or early retirement from the Company's employ or upon death.

         The Company terminated the Pension Plan in accordance with statutory requirements in fiscal year 2001. As a result of the termination, Messrs. Epstein and Blecher received a lump sum payment of approximately $2,906 and $82,488 respectively, representing the present value of their accrued benefits plus their pro-rated portion of the residual assets. These amounts were deposited into an individual retirement arrangement (IRA) or other employer tax-qualified plan that accepts rollovers. The remaining named executive officers were not participants in the Pension Plan. As a result of freezing the Pension Plan, the Company makes a supplemental frozen pension plan contribution to participants in the Pension Plan for whom the projected lump sum value of his or her accrued benefit determined at December 1, 1997 under the Pension Plan would exceed his or her projected benefit derived from the Company's 2% non-elective contribution under the IGC Savings Plan (401(k)), as determined in the sole discretion of the Pension Plan Administrator using certain assumptions. Mr. Blecher received such a contribution as disclosed in the notes to the Summary Compensation Table.

         Supplemental Retirement Plan. The Company's Supplemental Retirement Plan, adopted in 1985, provides additional retirement benefits to selected executives of the Company. Under the plan, on retirement at age 65, the participant will receive additional retirement benefits payable in equal monthly installments over 180 months. For a participant who elects to retire after age 55 but before age 65, the amount of the retirement benefits are actuarially reduced.

         No current executives participate in this plan. The current annual retirement benefit paid to the Company's former Chairman, Carl H. Rosner, under this plan is $80,000.

         Enhanced Benefit Plan. On January 26, 2000, the Board of Directors approved the Intermagnetics General Corporation Enhanced Benefit Plan (the "Enhanced Benefit Plan") aimed at attracting, motivating and retaining certain top level Executives. Currently, only individuals with the title "Sector President" "Executive Vice President" or "Vice President" (the "Participants") participate in the Enhanced Benefit Plan. Under the Enhanced Benefit Plan, Participants are entitled to (a) life insurance benefits equal to two (2) times their base salary and (b) a contribution made by the Company on Participant's behalf to the Company's Deferred Compensation Plan. The contribution level is set each year by the Compensation Committee of the Board of Directors and placed in a separate retirement account for each Participant within the Deferred Compensation Plan. The contribution level for fiscal year 2003 (which will be paid in fiscal year 2004) has been set at $10,000 for each Participant. The contribution level for fiscal years 2002 and 2001 was $8,000 for each Participant. This account vests only upon Participant's retirement or upon a change in control (as those terms are defined in the Deferred Compensation
Plan). In addition, the Enhanced Benefit Plan provides a lump sum severance equal to between six (6) months and eighteen (18) months of Participant's salary upon (a) termination without "cause" (as that term is defined in the Enhanced Benefit Plan), or (b) Participant's resignation under certain circumstances after a change in control. The amount of severance is tied to years of service. Messrs. Blecher, Burke, Pellegrino and Thielman are participants in the Plan.

                         CERTAIN EMPLOYMENT ARRANGEMENTS

o        Epstein Agreement

         Effective June 1, 2002, the Company amended and restated its employment agreement with Mr. Epstein. Under the 2002 Agreement, Mr. Epstein has agreed to serve as the Company's Chief Executive Officer through at least May 31, 2007. In addition, if neither party provides written notice to the other party prior to June 1, 2003 of its or his desire to terminate Mr. Epstein's employment, the 2002 Agreement shall be extended automatically for one additional year, until May 31, 2008. On each successive June 1st following June 1, 2003 (the "Anniversary Date"), the employment term will be automatically extended from year to year for an additional one (1) year period (for example, on June 1, 2004, the term shall extend to May 31, 2009), unless either party provides written notice to the other prior to the Anniversary Date of its or his desire to terminate Mr. Epstein's employment. The 2002 Agreement provided for a base salary in fiscal year 2003 of $420,000. Under the terms of the 2002 Agreement, Mr. Epstein's base salary is adjusted annually. The 2002 Agreement also provides that Mr. Epstein may participate in the Company's Incentive Bonus Program ("IBP") at a target level bonus of 100% of base salary, with actual bonus earned pursuant to the overall terms of the Company's IBP. In addition, the Company provides Mr. Epstein with a lump sum payment (adjusted annually) to be used by Mr. Epstein to select either a non-qualified Supplemental Executive Benefit Plan or other similar program for which the intent is to compensate for caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs. This lump sum is paid in lieu of Mr. Epstein's inclusion in any of the Company's non-qualified retirement programs. If Mr. Epstein is terminated without cause or resigns for good reason (as defined in the 2002 Agreement) during term of the 2002 Agreement, or any renewal thereof, or if the Board provides notice that it will not extend the term, he would be entitled to receive an amount equal to his then-base annual salary multiplied by the number of months remaining on the term of the 2002 Agreement. The 2002 Agreement also provides that if Mr. Epstein is terminated or resigns as an employee under certain circumstances after a change in control event (as described in the Epstein Agreement), he would be entitled to receive an amount equal to the sum of three (3) times his annual salary and certain other extraordinary payments.

o         Pellegrino Agreement

         The Company entered into a three (3) year employment agreement with Philip J. Pellegrino, Sector President of the Energy Technology Segment (the "Pellegrino Agreement"). The Pellegrino Agreement incorporates the terms of the Enhanced Benefit Plan, but also provides that Mr. Pellegrino will have a base salary of not less than $200,000. In addition to the stock option and restricted stock awards described in the Summary Compensation Table, Mr. Pellegrino is also eligible to receive 5% of the equity in SuperPower, Inc., a wholly-owned subsidiary of Intermagnetics that currently is not publicly traded. This equity has been provided in the form of stock options that were priced at fair market value on the date of the grant. If Mr. Pellegrino is terminated without cause or resigns for good cause during term of the Pellegrino Agreement, he will be entitled to twelve (12) months of severance and his outstanding options will automatically vest. If he is terminated or resigns under certain circumstances after a change in control event (as described in the Agreement), his severance would equal two (2) times his salary and bonus for the prior year.

                          TRANSACTIONS WITH MANAGEMENT

         In fiscal year 2000, we adopted Stock Ownership Guidelines for our executive officers and certain top-level management employees. Executive officers and certain key employees that report directly to the Chief Executive Officer are expected to own between one and two times their base salary in Common Stock. Top-level management employees are expected to own not less than two-thirds of their base salary in Common Stock.

         In order to assist and encourage individuals to reach the ownership guidelines as soon as possible, we created the 1999 Executive Stock Purchase Plan. Under this plan, which was approved by our shareholders in November 2000, the Company may provide loans directly to participants, or may arrange for a participant to obtain a loan from a bank, for the purpose of purchasing Common Stock on the open market. Interest on the loan is charged annually at the Company's base rate of borrowing under its line of credit, or at the rate charged by the bank if the loan is secured through a bank. The term of the loan is five (5) years after which it must be repaid in full. Employees are expected to retain two-thirds of the stock purchased with loan proceeds for the entire term of the loan and are expected to retain ownership levels within the Stock Ownership Guidelines during the term of the 1999 Executive Stock Purchase Plan. As a result of the Sarbanes-Oxley Act adopted in July 2002, new loans will no longer be issued to executive officers under this plan.

         Messrs. Epstein, Burke, Blecher, Pellegrino and Thielman have secured loans totaling $800,000, $430,000, $220,000, $400,000 and $350,000,
respectively, to purchase Common Stock. All other participant loans currently outstanding total $1,390,720.

                  AUDIT COMMITTEE AND INDEPENDENCE OF AUDITORS

Audit Committee Report

         The Audit Committee of the Board of Directors (the "Committee") is comprised of five (5) Directors. All members of the Committee are independent as defined by the applicable rules of the Nasdaq National Market. The Committee has adopted a written charter. This charter was approved by the Board of Directors. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers, LLP, the Company's independent auditor for fiscal year 2003, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Committee has discussed with PricewaterhouseCoopers the matters that are required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers has provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the firm's independence with PricewaterhouseCoopers. The Committee also considered whether PricewaterhouseCoopers' provision of non-audit services to the Company, as disclosed below in the section entitled "Independent Auditors Fees", is compatible with the firm's independence.

         Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2003. The Committee appointed PricewaterhouseCoopers to continue as the Company's independent auditors for fiscal year 2004.

                                            AUDIT COMMITTEE OF THE BOARD OF
                                            DIRECTORS OF INTERMAGNETICS
                                            GENERAL CORPORATION
                                            Larry G. Garberding (Chairman)
                                            Michael E. Hoffman
                                            James S. Hyde
                                            Thomas L. Kempner
                                            Sheldon Weinig

Independent Auditors Fees

         In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for 2003, the Company retained
PricewaterhouseCoopers, as well as other consulting firms, to provide various consulting services in fiscal year 2003. The aggregate fees and expenses billed for professional services by PricewaterhouseCoopers over the past twelve (12) months for these various services were:

         Audit Fees: $159,000 for services rendered for the annual audit of the Company's consolidated financial statements and the quarterly reviews of the financial statements included in the Company's
         Forms 10-Q;

         All Other Fees: $256,000 comprised of tax preparation ($134,000), and special audit, benefit plan audit and other ($122,000).

         No fees were paid to PricewaterhouseCoopers for financial information systems design and implementation.

                        REPORT OF COMPENSATION COMMITTEE

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Intermagnetics General Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Board of Directors sets the compensation policies for the executive officers of the Company, recommends the annual base salary, annual incentive compensation and grant of long-term incentive compensation for the Company's chief executive officer, and approves the annual base salary, annual incentive compensation and grant of long-term incentive compensation for all other executive officers of the Company. In fulfilling this duty, the Compensation Committee has sought to establish a policy that enables the Company to attract, retain and reward executive officers who contribute substantially to the success of the Company, and aligns executive compensation with the creation of long-term value for the Company's shareholders.

         The Compensation Committee views executive compensation as comprised of three (3) essential components: long-term incentive compensation, annual base salary and annual incentive compensation.

         Long-Term Incentive Compensation. The Compensation Committee views long-term incentive compensation as the cornerstone of executive compensation. The Compensation Committee believes that long-term executive compensation should be linked closely to the creation of shareholder value. In fiscal year 2003, after reviewing market data and engaging the services of an outside compensation consultant, the Committee adopted a performance-based restricted stock unit program under the Company's 2000 Stock Option and Award Plan designed to focus the attention of the Company's executives on the important task of creating long-term shareholder value. In awarding these restricted stock units, the Compensation Committee considered a variety of factors, including the potential impact of the executive officer on shareholder value, and industry practice. These awards will vest only if the performance targets established by the Committee are achieved. We do not anticipate making additional equity grants to the executive officers participating in this program until the program expires in fiscal year 2007. We will use the same considerations in making grants to the newly hired executive officers.

         In fiscal year 2003, the Compensation Committee also considered and recommended the adoption of the SuperPower, Inc. 2002 Equity Compensation Plan (the "SuperPower Plan"). The SuperPower Plan was designed in consultation with an outside compensation consultant and is intended to provide equity in our wholly-owned subsidiary, SuperPower, Inc., to those individuals who directly contribute to the success of this development-stage entity. The Board has approved non-qualified stock option grants under the SuperPower Plan to certain key executives as disclosed on page 23 of this Proxy Statement. A copy of the SuperPower Plan was filed with our Annual Report on Form 10-K. Options granted under the SuperPower Plan are not convertible into Intermagnetics' shares.

         Annual Base Salary. In establishing executive annual base salaries, the Compensation Committee has established a policy of setting payments competitively. In determining the competitiveness of individual salaries, the Compensation Committee periodically gathers information regarding the base salaries paid to other individuals with comparable responsibilities in related industries, particularly those with a focus on technology. In connection with establishing base salaries in light of the competitive ranges, the Compensation Committee weighs the allocation of responsibilities among the executive officers within the Company and the relevant experience of each such executive officer.

         Annual Incentive Compensation. The Compensation Committee believes that an important component of annual compensation is incentive compensation. In July 1999, the Compensation Committee established a new annual incentive compensation program (the "Incentive Bonus Program") pursuant to which cash bonuses are earned by officers and employees of the Company. The size and availability of a cash award under the Program is linked to quantitative and qualitative goals that are established for each eligible participant at the beginning of the Company's fiscal year. The Board of Directors sets the quantitative goals for the financial performance of the Company and its subsidiaries and divisions. The Compensation Committee sets qualitative goals for the Chief Executive Officer. Qualitative goals for other officers and employees are approved by the executive officer to whom he or she reports. Under the program, bonuses earned in any fiscal year are paid to executives and eligible employees in the first quarter of the following fiscal year.

         Participants in the Incentive Bonus Program are eligible to earn a bonus equal to a set percentage of their base salary (their "Bonus Target"). Employees can achieve a bonus above their Bonus Target if they exceed their quantitative and/or qualitative goals. The program provides for "banking" of bonuses earned in excess of 150% of the participant's target. This "bank" is paid out over a three (3) year period, provided the participant remains employed with the Company, but is subject to reduction if the participant fails to meet his or her quantitative goals during the three (3) year payout period. The total amount earned in any year (including any banked portion) by all participants under the Program does not typically exceed 10% of consolidated operating income (as adjusted for significant non-recurring items including gains or losses from Board approved restructuring activities and approved increases in the Company's ongoing investment in Energy Technology Sector). This program will continue to apply to the officers and employees of the Company for fiscal year 2004 performance.

         Section 162(m) Considerations. The Company expects that the salary and bonus compensation paid to executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. In addition, we have awarded Intermagnetics' stock options and restricted stock units to executive officers only pursuant to plans that we believe will satisfy the requirements for exclusion from the Section 162(m) limit. However, there may be other awards or compensation granted, the deduction of which could be subject to the 162(m) limit.

         The Compensation Committee believes that the compensation earned by each of the five (5) highest paid executive officers of the Company for its fiscal year 2003 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

         In particular, the Compensation Committee believes that Mr. Epstein's compensation during fiscal year 2003 reflected his very strong contribution to the Company's strategic goals and overall financial and operational performance. Consistent with the requirements of the Epstein Agreement, Mr. Epstein received a base salary of $420,000. Mr. Epstein was also paid an annual bonus of $362,040 for fiscal year 2003 performance in accordance with our Incentive Bonus Program. In addition, Mr. Epstein received a portion of his "banked" bonus in the amount of $233,356. His current "bank" consists of $306,776 of additional bonus amounts for which he will be eligible over a two (2) year period, provided certain criteria are met. Mr. Epstein's target bonus for fiscal year 2004 will be 100% of his base salary and the target bonuses for all other executive officers will range from 35-50% of base salary.

         Mr. Epstein's base salary for fiscal year 2004 has been increased to $450,000. The Compensation Committee notes that Mr. Epstein's salary falls within competitive ranges established for the position of Chief Executive Officer for technology companies with similar characteristics such as size, growth and profitability.

                                        COMPENSATION COMMITTEE OF THE BOARD
                                        OF DIRECTORS OF INTERMAGNETICS
                                        GENERAL CORPORATION
                                        Michael E. Hoffman (Committee Chairman)
                                        Larry G. Garberding
                                        Thomas L. Kempner


                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the past five (5) fiscal years with similar returns for (i) the Nasdaq composite index and (ii) a peer group of companies we selected for purposes of the comparison and described more fully below (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG INTERMAGNETICS GENERAL CORPORATION, NASDAQ
                       STOCK MARKET INDEX AND PEER GROUP*


                                                        Cumulative Total Return
                                    ----------------------------------------------------------------------
                                    5/31/98     5/30/99      5/28/00     5/27/01      5/26/02     5/25/03

INTERMAGNETICS GENERAL CORPORATION   100.00       78.74       109.60      309.10       257.20      169.42
NASDAQ STOCK MARKET INDEX            100.00      141.04       182.20      128.28        95.15       87.01
PEER GROUP                           100.00       75.63        98.71      103.81        80.29       53.26

     * Assumes $100 invested on May 31, 1998 in Intermagnetics General Corporation Common Stock, Nasdaq Stock Market index and Peer Group, including reinvestment of dividends.

         The selection of a peer group posed some difficulty because we do not believe there are any publicly traded companies devoted exclusively or even substantially to all of the same markets in which we compete. We believe that many of our strongest competitors are either not publicly traded in the U.S., or consist of subsidiaries or divisions of large corporations. Hence, we selected a peer group consisting of publicly-traded high technology companies (including those in the development stage) that (a) have less than $350 million in annual revenues, and (b) either compete against the Company in one or more of our several markets or otherwise participate in one or more of our several markets. With respect to the medical diagnostic imaging market, we focused on selecting other companies that, like Intermagnetics, design and sell systems and components to medical products companies.

         The companies in the Peer Group that compete against us in one or more of our markets consist of Helix Technology Corporation and Chart Industries, Inc., which participate in the instrumentation market, and American Superconductor Corporation, a development stage company working with high temperature superconductors in the energy technology market.

         The companies in the Peer Group that otherwise participate in markets in which we are active (but do not necessarily compete against the Company in such markets) include Analogic Corporation and Hologic, Inc., both of which manufacture products for the diagnostic imaging market, and SatCon Technology Corporation, which participates in the energy technology market.

         In providing the foregoing graph for informational purposes, the Company notes that as a general rule, development stage companies do not have meaningful revenues relative to their substantial product development expenses. Hence, unlike the Company's Common Stock, the value of equity securities of development stage companies are based primarily on speculation regarding the potential success of such companies in bringing a novel product to market successfully.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          SuperPower, Inc., a wholly-owned subsidiary of the Company, retained Albertine Enterprises, Inc. to perform certain government relations activities for which fees and expenses were paid in the amount of $100,557 in fiscal year 2002. John M. Albertine is a Director of the Company and serves as Chairman and Chief Executive Officer of Albertine Enterprises.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING AND OTHER MATTERS

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) shareholders must furnish us with copies of all Section 16(a) forms they file.

         To the best of our knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and more than ten-percent (10%) beneficial owners were complied with during the fiscal year ended May 25, 2003.

         The Board of Directors is not aware of any matters other than those discussed in this Proxy Statement that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Under those regulations, shareholders who intend to submit proposals for the 2004 Annual Meeting must ensure that our Corporate Secretary receives such proposals not later than May 27, 2004 in order to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting.

                                  ANNUAL REPORT

         Our annual report on Form 10-K for the fiscal year ended May 25, 2003, including the financial statements and schedules, but excluding exhibits, was mailed with this Proxy statement. Upon written request of a shareholder, we will furnish any exhibit to Form 10-K. Our annual report to shareholders will be mailed under separate cover.

                                            By order of the Board of Directors,

                                            KATHERINE M. SHEEHAN
                                            Corporate Secretary

EXHIBIT 1

                       INTERMAGNETICS GENERAL CORPORATION
                     2000 STOCK OPTION AND STOCK AWARD PLAN

Section 1.        Purpose

         The Plan (i) authorizes the Board to motivate and reward superior performance by providing key Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options and stock awards with respect to Common Stock of the Corporation, and (ii) provides for the grant of options and stock awards to Non-Employee Directors of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2.        Definitions

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with or into another corporation (other than a Subsidiary or merger in which the Corporation survives and its outstanding voting stock is not converted or its stockholders have substantially the same proportionate interest in the voting stock of the surviving corporation or its Parent as they did immediately prior to such merger), the disposition of substantially all the assets of the Corporation, or a liquidation or dissolution of the Corporation. So long as there has not been a Change in Control within the meaning of clause (ii), the Board may adopt by two-thirds vote of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (iii) shall not constitute a "Change in Control." For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of any period of two consecutive calendar years, or were elected by, or on the nomination or recommendation of, at least two-thirds of the then existing "continuing directors."

         (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (d) "Committee" shall mean any Committee appointed by the Board to administer the Plan, which may consist of two persons who are non-employee directors (as defined in Rule 16b-3(b)(3) under the Exchange Act) and outside directors (as defined in Section 162(m) of the Code).

         (e) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

         (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

         (g) "Corporation" shall mean Intermagnetics General Corporation, a New York Corporation.

         (h) "Director" shall mean any member of the Board.

         (i) "Employee" shall mean any employee of the Corporation or its Subsidiaries, including Directors who are otherwise employed by the Corporation.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

         (k) "Fair Market Value" shall mean, for any day, the closing price of the Stock on the consolidated market as reported in the Wall Street Journal or such other publication selected by the Board, or, if no sales of Stock have taken place on such date, the closing price of the Stock on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Board.

         (l) "Grantee" shall mean a person granted an Option under the Plan.

         (m) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

         (n) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee.

         (o) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

         (p) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

         (q) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

         (r) "Plan" shall mean this 2000 Stock Option Plan as set forth herein and as amended from time to time.

         (s) "Stock" shall mean shares of the Common Stock of the Corporation.

         (t) "Stock Award" shall mean an award of restricted or unrestricted Stock pursuant to Section 9 of the Plan.

         (u) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 424 of the Code.

Section 3.        Shares of Stock Subject to the Plan

         Subject to the provisions of Section 11, the Stock which may be issued or transferred pursuant to Options and Stock Awards granted under the Plan shall not exceed 1,534,000 shares in the aggregate. Stock issuable upon the exercise of any Option or grant of a Stock Award may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options or Stock Awards lapse, are forfeited or terminate for any reason, the Stock covered thereby may again be granted under the Plan. More than one Option or Stock Award may be granted to one person. Subject to the provisions of Section 11, the maximum number of shares for which an individual may receive grants under the Plan during any calendar year is 500,000 shares.

Section 4.        Administration of the Plan

           The Plan shall be administered by the Board or (as described below) by the Committee. To the extent the Board has designated a Committee to administer the Plan, references herein to the "Board" shall be deemed to refer to such Committee. Subject to the express provisions of the Plan, the Board shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan and all decisions and determinations of the Board shall be final, conclusive and binding on all persons for all purposes. Any controversy or claim arising out of or related to this Plan or the Options or Stock Awards granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Board. The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Grantees, whether or not such Grantees are similarly situated.

Section 5.        Types of Options

         Options granted under the Plan may be of two types: ISOs and NQSOs. The Board shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Non-Employee Directors shall only receive NQSOs.

Section 6.        Grant of Options to Employees and Consultants

         (a) Key Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

         (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Board, provided, however, (i) that the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) that such exercise price shall not be less than 110% of such Fair Market Value for any ISO granted to a Control Person, and (iii) that the exercise price of each share subject to an NQSO shall be not less than 85% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

         (c) The term of each Option granted to an Employee or Consultant shall be determined by the Board, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

         (d) The Board shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

         (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

         (f) The Board, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Board may also make such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Notwithstanding any determination by the Board regarding the exercise period of any Option granted to an Employee or Consultant, all outstanding Options shall immediately become exercisable upon a Change in Control of the Corporation.

         (g) The Board may, at any time, grant new or additional options to any eligible Employee or Consultant who has received Options previously under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Board, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

         (h) Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an exercise price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee's death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 7.        Grants of Options to Non-Employee Directors

         (a) Unless the Board determines otherwise, Options automatically shall be granted to Non-Employee Directors as described below. Subject to any requirements of applicable law, the Board may make other grants of Options to Non-Employee Directors with such terms consistent with Section 6 as the Board deems appropriate.

         (b) As of the first business day of each calendar quarter that the Plan is in existence, each then Non-Employee Director shall receive an NQSO under the Plan relating to the purchase of 2,303 shares of Stock. In the event that, on the first business day of each calendar quarter that the Plan is in effect, there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his or her pro rata share of the total number of shares of Stock available under the Plan.

         (c) The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director pursuant to subsection (b) shall equal the Fair Market Value of a share of Stock on the date such Option is granted. Payment of the exercise price for the shares being purchased may be made (i) in cash, (ii) by the surrender of shares of Stock (at then Fair Market Value) owned by the Non-Employee Director or (iii) through a broker pursuant to procedures permitted by Regulation T of the Federal Reserve Board. Shares used to pay the exercise price of an Option shall have been held for the requisite period of time to avoid adverse accounting consequences to the Corporation.

         (d) Each Option granted to a Non-Employee Director pursuant to subsection (b) shall have a term of ten years from the date of Option grant and shall become exercisable in three (3) equal installments of a whole number of shares on the first, second and third anniversaries of the date of grant of such Option. Notwithstanding the exercise period of any Option granted to a Non-Employee Director, all such outstanding Options shall immediately become exercisable upon a Change in Control of the Corporation.

Section 8.        Exercise of Options

         (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the shares being purchased in (i) cash, (ii) by surrender of shares of Stock (at their Fair Market Value) owned by the Grantee, if permitted by such stock option agreement, or (iii) through a broker pursuant to procedures permitted by Regulation T of the Federal Reserve Board. Shares used to pay the exercise price of an Option shall have been held for the requisite period of time to avoid adverse accounting consequences to the Corporation.

         (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

         (c) Except as provided in Section 12, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.

         (d) Except as provided in Section 12, no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

         (e) Before the Company issues Stock to a Grantee pursuant to the exercise of an NQSO or the grant or vesting of a Stock Award, the Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable tax laws, to withhold for income or other taxes due upon or incident to such exercise, grant or vesting. Grantees may elect (hereinafter a "Withholding Election") either:

         to have the Corporation withhold, from the Stock to be issued pursuant to such exercise, grant or vesting, such number of such shares of Stock which, or to surrender to the Corporation such number of shares of Stock already owned by the Grantee which,

                  at their Fair Market Value on the date as of which the Option exercise or the grant or vesting of Stock Awards is taxable for federal income tax purposes (the "Tax Date"), shall be sufficient to satisfy the Corporation's withholding obligation with respect to the Option exercise or the grant or vesting of Stock Awards. Notwithstanding the foregoing, the amount of Shares that may be withheld may not exceed the Company's minimum federal (including FICA), state and local withholding tax obligation with respect to the Option exercise or the grant or vesting of Stock Awards. A Withholding Election may be made applicable with respect to a particular Option exercise or the grant or vesting of particular Stock Awards, to all previously granted Options and Stock Awards or to all Options or Stock Awards to be granted in the future. A Withholding Election may be made continuing until revoked by the Grantee.

The Board may adopt such rules, forms and procedures as it considers necessary or desirable to implement this Section 8, which rules, forms and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 9.        Stock Awards

         The Board may issue or transfer shares of Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Board deems appropriate. The following provisions are applicable to Stock
Awards:

         (a) The Board shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the grant instrument as the restriction period.

         (b) If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the grant instrument as the restriction period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Stock must be immediately returned to the Corporation. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (c) During the restriction period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor upon death. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the grant agreement. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Corporation will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Corporation will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

         (d) Unless the Board determines otherwise, during the restriction period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

         (e) All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable restriction period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any restriction period.

         (f) The Board may issue a Stock Award in the form of Restricted Stock Units that convert into Stock upon the lapsing of restrictions or as otherwise determined by the Board. The Grantee shall not have the right to vote Restricted Units, but Restricted Units shall otherwise be treated as Stock Awards pursuant to the terms of this Plan.


Section 10.       Qualified Performance-Based Compensation

         (a) The Board may determine that Stock Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 10 shall apply to grants of Stock Awards that are to be considered "qualified performance-based compensation" under section 162(m) of the Code. Stock Awards that are designated as "qualified performance-based compensation" must be granted by a Committee consisting of "outside directors" under Section 162(m) of the Code.

         (b) When Stock Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Corporation and its Subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         (c) The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d) If Stock Awards are granted under this Section 10, not more than 350,000 shares of Stock may be granted to an Employee under the Stock Awards for any calendar year in the performance period.

         (e) The Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Corporation's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the performance period shall be forfeited or shall not be made, as applicable.

         (f) The Committee may provide that Stock Awards shall be granted or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee's death or disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m).

Section 11.       Adjustment Upon Changes in Capitalization

         In the event of any reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Board materially affects the value of shares, the Board may determine the appropriate adjustments if any, to the number and class of shares and the exercise price per share set forth in any Option or Stock Award theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 12.       Termination of Relationship with the Corporation

         (a) Upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation for any reason (except as otherwise set forth in this Section 12(a)), such Grantee's Options shall cease vesting as of the date of termination and shall terminate 90 days after such termination of employment or service (or after such other period as the Board shall determine). Unless the Board determines otherwise, upon termination of an Employee's employment as a result of retirement (at or after age 55 and five (5) years of service), disability or death, such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and (ii) six months from the date of such termination in the case of retirement or other disability (as determined by the Board), provided, however, that in no event shall the period extend beyond the expiration of the Option term. Unless the Board determines otherwise, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination, retirement, disability, or death, as the case may be. In the case of an Employee or Consultant, a transfer among the Corporation and its Subsidiaries shall not be deemed to be a termination of the employment or consulting relationship. Unless the Board determines otherwise, if a Grantee changes from the status of an Employee to a Consultant, or from a Consultant to an Employee, the Grantee's outstanding Options will cease vesting, but the Grantee may retain his or her then exercisable Options during the Grantee's employment or service with the Corporation and its Subsidiaries (but not later than the expiration of the Option term). When the Grantee subsequently ceases to be an Employee or Consultant, the foregoing provisions of this subsection (a) shall apply.

         (b) Upon a Non-Employee Director ceasing to be a Non-Employee Director of the Corporation for any reason (except as otherwise set forth in this Section 12(b)), such Grantee's Options shall cease vesting as of the date of termination and shall terminate 90 days after such termination of service. Unless the Board determines otherwise, upon the Grantee ceasing to be a Non-Employee Director as a result of retirement, resignation, disability (as determined by the Board) or death, the Non-Employee Director's outstanding Options shall become fully exercisable, and the period during which such Grantee may exercise his or her outstanding Options shall not exceed: (i) one year from the date of death or disability, and (ii) two years from the date of retirement or resignation, provided, however, that in no event shall the period extend beyond the expiration of the Option term. Unless the Board determines otherwise, if a Non-Employee Director becomes an Employee or Consultant, the Non-Employee Director's outstanding Options shall continue to vest during his or her employment or service with the Corporation and its Subsidiaries and the change in status shall not be considered a termination of the Non-Employee Director's service with the Company. When the Grantee subsequently ceases to be an Employee or Consultant, the provisions of Section 12(a) shall govern. Unless the Board determines otherwise, and except as provided above, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination, retirement, disability or death, as the case may be.

         (c) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 13.       General Provisions

         (a) Each grant shall be evidenced by a written stock option or stock award agreement. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement, provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option or stock award agreements (including the exercise price specified therein) may vary among Grantees and among different Options or Stock Awards granted to the same Grantee.

         (b) The grant of an Option or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option or Stock Award to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option or Stock Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option or Stock Award.

         (d) No Option, Stock Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee. Notwithstanding the foregoing, a Grantee may transfer a NQSO to his or her family members or to a trust for family members for estate planning purposes, provided the Grantee gives the Corporation advance written notice of the transfer and subject to the completion of any required forms.

         (e) Notwithstanding any other provision of this Plan or stock option or stock award agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

                  (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

                  (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

                  (3) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

                  (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Board may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

         (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

         (g) In the case of a grant of an Option or Stock Award to any Employee or Consultant of a Subsidiary, the Corporation may, if the Board so directs, issue or transfer the shares covered by the Option or Stock Award to the Subsidiary, for such lawful consideration as the Board may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

         (h) The Committee may permit a Grantee to defer the delivery of shares that would otherwise be due to such Grantee in connection with any Option or Stock Awards. The Committee may establish rules and procedures for such deferrals.

Section 14.       Amendment or Termination

         (a) The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options or Stock Awards previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Section 422 or 162(m) of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.

         (b) If Stock Awards are granted as "qualified performance-based compensation" under Section 10 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 10, if required by Section 162(m) of the Code or the regulations thereunder.

Section 15.       Duration of Plan

         This Plan is effective upon its adoption by the Board on July 26, 2000, subject to the approval of the Corporation's stockholders at the next annual meeting following such adoption. This Plan shall terminate ten years from the date of Board approval, and no Option or Stock Award may be granted under the Plan thereafter, but such termination shall not affect any Options or Stock Awards theretofore granted.

                       INTERMAGNETICS GENERAL CORPORATION
           Proxy for Annual Meeting of Shareholders, November 13, 2003

         The undersigned hereby appoints Glenn H. Epstein and Michael K. Burke or any one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Intermagnetics General Corporation to be held on November 13, 2003, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 22, 2003 proxy statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       INTERMAGNETICS GENERAL CORPORATION

           PLEASE MARK YOUR CHOICE LIKE THIS |X| IN BLUE OR BLACK INK
                          I PLAN TO ATTEND MEETING |_|
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
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND FOR THE AMENDMENTS TO THE 2000 STOCK OPTION AND AWARD PLAN.
                                                ---                  ---

1.    Election of the following nominees as directors (voting cumulatively as set forth in the September 22, 2002 proxy statement): Michael E. Hoffman, Thomas L. Kempner and Dr. Sheldon Weinig.

      For all        Withhold for     Withhold for the following only:     To cumulate votes for individual
      nominees       all nominees     (Write the name of the nominee(s)    directors, fill in the name of the
                                      in the space below)                  nominee(s) below and indicate such votes:
       |_|            |_|
                                      ---------------------------------    -----------------------------------------

2.    Approval and ratification the Company's amended and restated 2000 Stock Option and Stock Award Plan (the "2000
      Plan") which increases by 500,000 the number of shares of Common Stock of the Company available for issuance under the 2000 Plan.

      For         Against        Abstain
      |_|           |_|            |_|

                                              (Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                                              Date
                                              -----------------------------------------------

                                              Signature
                                              -----------------------------------------------

                                              Signature
                                              -----------------------------------------------
                                              This Proxy will be Voted FOR All of the Above Matters Unless Otherwise
                                              Indicated, and in the Discretion of the Proxies on All Other Matters
                                              Properly Brought Before the Meeting.

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